Exhibit 107

FORM S-8

Registration Statement Under the Securities Act of 1933

(Form Type)

LEDDARTECH HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Shares	Rule 457(c) Rule 457(h)	5,000,000	(2)	$1.125	$5,625,000	$0.0001531	$861.20
	Total Offering Amounts					$5,625,000		$861.20
	Total Fee Offsets							$861.20
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares, without par value (“Common Shares”), of the registrant which become issuable under the LeddarTech Holdings Inc. Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction as a result of antidilution provisions contained therein.

(2)	Represents Common Shares reserved for issuance and issuable under the Plan.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low trading prices ($1.33 and $0.92, respectively) of the Common Shares on December 18, 2024, as reported on NASDAQ Global Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Sources
Rule 457(p)
Fee Offset Claims	LeddarTech Holdings Inc.	F-4	333-275381	Nov. 8, 2023	—	$861.20	(4)	Equity	Common Shares	15,233,439	(5)	$169,234,389.48	(5)	—
Fee Offset Sources	LeddarTech Holdings Inc.	F-4	333-275381	—	Nov. 8, 2023	—		—	—	—		—		$24,979.00

(4)	In accordance with Rule 457(p) under the Securities Act, the Registrant is using a total $861.20 of the $24,979.00 in filing fees previously paid by the Registrant associated with unsold securities to offset the entirety of the filing fee payable in connection with this registration statement. The Registrant previously used (i) $6,531.30 of the $24,979.00 in filing fees previously paid by the Registrant associated with unsold securities to offset the entirety of the filing fee payable in connection with its Registration Statement on Form F-1 (333-279803) filed on May 29, 2024 and (ii) $2,952.00 of the $24,979.00 in filing fees previously paid by the Registrant associated with unsold securities to offset the entirety of the filing fee payable in connection with its Registration Statement on Form F-1 (333-281631) initially filed on August 19, 2024 (together, the “Prior Offsets”). As a result of the Prior Offsets and the offset set forth the above, the Registrant will have $14,634.50 remaining in previously paid filing fees to be applied to any future filings of the Registrant.

(5)	Consists of (i) 10,833,333 Common Shares issuable upon exercise of warrants and (ii) 4,400,106 Common Shares issuable upon conversion of convertible notes, the offering and sale of which was initially registered on Form F-4 (333-275381) (the “F-4 Registration Statement”) for which a fee of $24,979.00 (out of a total filing fee of $36,220.90) was paid. The primary offering of Common Shares underlying the warrants and the convertible notes under the F-4 Registration Statement was previously terminated, with the primary offering of Common Shares underlying the warrants subsequently registered on the Company’s Form F-1 (333-277045) for which a separate fee was paid. None of these warrants or convertible notes were exercised or converted, respectively, and none of the Common Shares underlying such instruments were issued or sold under the F-4 Registration Statement prior to the offerings’ termination under the F-4 Registration Statement.